Exhibit 4.1

BARCLAYS PLC

RULES

of the

BARCLAYS PLC

PERFORMANCE SHARE PLAN

Lovells

Lovells

RULES OF THE BARCLAYS PLC PERFORMANCE SHARE PLAN

1.	DEFINITIONS AND INTERPRETATION

1.1	In the Plan:

“Adoption Date” means 28 April 2005;

“Announcement Date” means the date on which the Company announces its annual, half yearly or, if relevant, quarterly results in any year within the Operative Period;

“Any Other Executive Plan” means any employees’ share scheme approved by the members of the Company in general meeting other than the Plan which provides for the acquisition of or subscription for shares in the Company by or on behalf of selected employees and/or directors and which is not linked to an SAYE contract;

“Any Other Plan” means any employees’ share scheme approved by the Company in general meeting other than the Plan which provides for the acquisition of or subscription for shares in the Company by or on behalf of employees and/or directors;

“Auditors” means the auditors for the time being of the Company or such other independent, suitably qualified person as the Trustees may from time to time nominate;

“Award” means subject to clause 2.1(a) and (b) a right to receive or acquire Shares pursuant to the Plan in such form as the Trustees may decide from time to time and “awarded” shall be construed accordingly;

“Award Date” means in relation to an Award the date specified as such by the Trustees in the Award Letter;

“Award Letter” means a letter containing the information specified in clause 2.2 in such form as may be prescribed from time to time by the Trustees, sent by the Trustees to a Participant informing the Participant of the grant of an Award to him;

“BGI” means Barclays Global Investors UK Holdings Limited;

“BGI Plan” means the Barclays Global Investors Equity Ownership Plan adopted by the Company on 26 April 2000;

“BGI Shares” means “A” Ordinary Shares in the capital of BGI;

“Barclays Bank” means Barclays Bank PLC;

“Board” means the board of directors for the time being of the Company or a duly appointed committee thereof PROVIDED THAT if any person obtains Control of the Company, the Board or the relevant committee as appropriate shall mean the members of the Board or such committee as the case may be immediately before such Control is obtained;

“Company” means Barclays PLC (registered no. 48839);

“Control” means control of a company within the meaning of section 840 of the Income and Corporation Taxes Act 1988 and a person shall be deemed to have control of a company if he and others acting in concert with him have together obtained control of a company within such meaning;

“Dealing Day” means a day on which transactions take place on the London Stock Exchange;

“Eligible Employee” means an employee of any member of the Group, including such an employee who is also an executive director, but excluding any person who has less than six months service to complete before his Retirement Date;

“Employer’s NICs” means secondary Class 1 National Insurance Contributions;

“Employing Company” means any member or members of the Group by which the Participant is or, where the context so admits, was employed;

“Exercise Period” means in relation to an Award in the form of a nil cost option and subject to clauses 6 and 7 the period determined by the Trustees on the Award Date during which an Award may be exercised in accordance with the Plan PROVIDED THAT the Trustees may not specify a period beginning earlier than three years from the Award Date nor ending later than ten years from the Award Date;

“Exercise Price” means in relation to an Award in the form of a nil cost option the total amount payable in relation to the exercise of an Award, whether in whole or in part, being £1 or such other amount specified in the Award Letter;

“Grant Period” means the period of:

(a)	three months following the Adoption Date; and

(b)	42 Dealing Days following:

(i)	the Dealing Day immediately following an Announcement Date PROVIDED THAT if the Trustees or any Eligible Employees are restricted by statute, order, regulation or otherwise (including a restriction resulting from the application of the Model Code for transactions in securities by directors or any comparable code adopted by the Company) from granting or in the case of Eligible Employees receiving Awards within such period, the Trustees may grant Awards within the period of 42 Dealing Days after the lifting of such restrictions;

(ii)	any date on which changes to the legislation affecting executive share award plans (not being savings-related share option plans) is announced or made; or

(iii)	any time when the Trustees, having first consulted the Board, resolve that exceptional circumstances exist which justify the grant of Awards;

“Group” means the Company and all of its Subsidiaries and the expression “member of the Group” shall be construed accordingly;

“London Stock Exchange” means the London Stock Exchange plc;

“NIC Agreement” means an irrevocable agreement under which a Participant’s Employing Company may recover from him all or any part of its liability for Employer’s NICs pursuant to clause 2.10 in such manner as is set out in clause 4;

“NIC Election” means an irrevocable election, in such form as is determined by the Trustees and approved in advance by the Board of the Inland Revenue, for the transfer to the Participant of the whole or any part of the Employing Company’s liability for Employer’s NICs pursuant to clause 2.10 and the arrangements made in such NIC Election for securing that the Participant will meet the liability transferred to him which shall have been approved in advance by the Board of the Inland Revenue;

“Operative Period” means the period of ten years commencing on the Adoption Date;

Lovells

“Participant” means an Eligible Employee who has been granted an Award or, where applicable, his personal representative;

“Plan” means the Barclays PLC Performance Share Plan herein contained as amended from time to time in accordance with the provisions hereof;

“Release Date” means in relation to an Award in the form of a right to receive Shares the date or dates on which Shares awarded to a Participant may be released to a Participant as described in clause 4 PROVIDED THAT such date (or dates) must be a date (or dates) which is at least three years from the Award Date

“Retirement Date” means the earliest date on which or age at which an Eligible Employee can be required to retire by any member of the Group or, if sooner, the date on which or age at which he has agreed to take early retirement;

“Shares” means ordinary shares in the capital of the Company (or such other class of shares as may represent the same as a result of any reorganisation, reconstruction or other variation of the share capital of the Company to which the provisions of the Plan may apply from time to time) PROVIDED THAT if such shares under an Award are to be released or an Award is exercised at any time when the Trustees do not hold such shares in the Company as a result of a corporate event described in clause 7, references to “Shares” in clauses 4 to 8 inclusive shall include any consideration received by the Trustees for any such shares which are to be released under an Award or in respect of which an Award is being exercised;

“Subsidiary” means any company over which for the time being the Company has Control and which is a subsidiary of the Company within the meaning of section 736 of the Companies Act 1985;

“Target Award” means the expected value of an Award determined by the Trustees for the purposes of granting an Award to an Eligible Employee who they have selected in their absolute discretion to participate in the Plan PROVIDED THAT such expected value shall be:

(a)	based on market competitive practice for comparable positions differentiated to reflect individual performance; and

(b)	used by the Trustees having first consulted the Board to determine:

(i)	the objective performance measures applicable to the release of Shares under the Award or exercise of the Award; and

(ii)	the maximum number of Shares over which the Award may be granted;

“Trust” means the Barclays Group (PSP) Employees’ Benefit Trust established by the Trust Deed;

“Trust Deed” means the trust deed made between the Company (1) and Mourant & Co Trustees Limited (2) on 5 August 1996 as amended from time to time;

“Trustees” means the trustee or trustees for the time being of the Trust; and

“UK Listing Authority” means the UK Listing Authority within the meaning given to that expression in the Listing Rules made by the Financial Services Authority pursuant to its appointment as the relevant competent authority under the Official Listing of Securities (Change of Competent Authority) Regulations 2000.

1.2	Any reference in the Plan to a statutory provision shall include a reference to that provision as amended or re-enacted from time to time. Where the context permits the singular shall include the plural and vice versa and the masculine gender shall include the feminine.

Lovells

1.3	If there is any conflict between the provisions of the Trust Deed and the provisions of the Plan, the provisions of the Trust Deed shall prevail.

2.	GRANT OF AWARDS

2.1	Subject to the limitations specified in this clause 2 and in clause 3, the Trustees may, in their absolute discretion, having first consulted the Board, during any Grant Period grant any Eligible Employee an Award in accordance with the rules of the Plan or on such other terms and conditions and in such other form as the Trustees may determine including:

(a)	a provisional allocation which shall not in any circumstances whatsoever:

(i)	constitute the acquisition by a Participant of an interest in the Shares awarded to him nor a right to acquire the Shares awarded to him; and

(ii)	entitle a Participant to claim any interest in the Trust fund nor to compel the Trustees to pay or apply any of the capital or income comprised in the Trust fund to or for the benefit of a Participant; or

(b)	an appropriation of Shares subject to such restrictions as may be determined by the Trustees and as set out in an Award Letter which may include restrictions requiring Shares to be retained by an Eligible Employee for a minimum period of three years, limiting the receipt of dividends and forfeiture for misconduct. Any such Award shall be granted subject to the provisions of the Plan save that clauses 4 to 8 inclusive shall be adapted as necessary to apply to an Award in the form of an appropriation of Shares.

2.2	The Trustees shall as soon as reasonably practicable on or after the Award Date notify the Eligible Employee of the grant of the Award in writing in an Award Letter. The Award Letter shall specify:

(a)	the form of the Award;

(b)	the number of Shares in respect of which the Award is granted or the formula by which such number may be found;

(c)	the Award Date;

(d)	the Release Date or the Exercise Period depending on whether or not the Award is granted in the form of a right to receive Shares or a nil cost option;

(e)	any performance conditions imposed by the Trustees for the purpose of clause 5 which must be satisfied before the Trustees may release Shares under an Award to the Participant or the Participant may exercise an Award; and

(f)	whether the Participant will be required to enter into either a NIC Agreement or a NIC Election pursuant to clause 2.10.

2.3	An Eligible Employee to whom an Award is granted may by notice in writing within 30 days after the Award Date (or such shorter period of which he is notified) renounce his Award entirely so that the Award shall be deemed never to have been granted hereunder, or in part, so that the Award shall be deemed to have been granted only as to the balance.

2.4	The grant of an Award shall be made on the basis that participation in the Plan shall be deemed to constitute an agreement to be bound by the rules of the Plan and shall be

Lovells

evidenced by a deed in such form as the Trustees may from time to time prescribe. The deed shall be issued as soon as practicable after the last date on which an Eligible Employee may renounce his rights under an Award in accordance with clause 2.3.

2.5	An Award is personal to a Participant and shall not be capable of being transferred or otherwise disposed of by a Participant and, subject to the provisions of clause 6.2, Shares under an Award may not be released to or exercised by any other person. An Award shall lapse forthwith if it is so transferred or otherwise disposed of by a Participant.

2.6	There shall be no consideration payable for the grant of an Award.

2.7	A Participant shall not be entitled to any dividends (or other distributions made) and shall have no right to vote in respect of the Shares subject to his Award, unless and until Shares under his Award are released to him or transferred to him following the exercise of his Award.

2.8	A Participant shall be entitled at any time to renounce, surrender, or cancel or agree to the cancellation of an Award.

2.9	No Award shall be granted under the Plan after the expiry of the Operative Period.

2.10	If an Award is granted to a Participant and:

(a)	his Employing Company would be liable for Employer’s NICs on any gain made by the Participant on the release of Shares subject to that Award or on the exercise of that Award or on any other gain made by the Participant in respect of that Award which is treated as remuneration derived from the Participant’s employment by virtue of section 4(4)(a) of the Social Security Contributions Act 1992; and

(b)	the Trustees give him written notice that they require him to enter into either a NIC Agreement or a NIC Election, as determined by the Trustees in their absolute discretion, such notice to be given within three months following the Award Date;

the Award shall lapse after a period of 90 days following the date of such notice unless the Participant completes and executes a NIC Agreement or NIC Election, as specified by the Trustees in such notice, before the expiry of such period. The Employing Company shall confirm to the Trustees whether the NIC Agreement or NIC Election has been executed and if not, the Award shall lapse.

3.	LIMITATIONS ON AWARDS

3.1	No Shares shall be issued to the Trustees to be held for the purposes of the Plan if this will result in the number of Shares which have been issued to the Trustees for such purposes during the previous ten years when aggregated with any other Shares issued or capable of being issued by way of subscription out of profits and with any other Shares issued or capable of being issued by way of subscription on the vesting or exercise of awards during the previous ten years under:

(a)	Any Other Plan exceeding ten per cent of the Company’s ordinary share capital then in issue; and

(b)	Any Other Executive Plan exceeding five per cent of the amount of the Company’s ordinary share capital then in issue.

PROVIDED THAT for the purpose of applying the limits set out in clauses 3.1(a) and (b) the number of Shares which may be issued to the Trustees to be held for the purposes of the Plan shall be reduced by the number of notional Shares determined by the Board in the manner set out in clause 3.2.

Lovells

3.2	For the purposes of the proviso to clause 3.1:

(a)	the Board shall compute the number of BGI Shares which have been acquired on exercise of options granted under the BGI Plan in the relevant period or in respect of which options under the BGI Plan are currently outstanding (less any BGI Shares issued on the exercise of options granted under the BGI Plan but subsequently purchased by Barclays Bank or any other member of the Group); and

(b)	the Board shall subject to such adjustment or variation as the Board shall in its absolute discretion consider appropriate convert such BGI Shares into a number of notional Shares by the application in relation to each such acquisition of or grant of options over, BGI Shares of the formula:

A x B = D where:

    C

A	is the number of BGI Shares acquired by or under option to each relevant employee;

B	is the price per BGI Share at which such employee acquired or may acquire such number of BGI Shares;

C	is if and for so long as the Shares are admitted to the Official List of the UK Listing Authority the greater of the market value of a Share:

(a)	on the date of grant of such options; and

(b)	on the date of any determination by the Board for the purposes of this clause 3.2,

calculated by the Board by reference to the middle-market quotations of a Share as derived from the Daily Official List of the UK Listing Authority or if the Shares are not so admitted on such other basis as the Board shall determine in its absolute discretion;

D	is the number of notional Shares represented by the BGI Shares acquired in the relevant period or in respect of which options are currently outstanding under the BGI Plan for the purposes of the proviso to clause 3.1.

3.3	No Award shall be granted to an Eligible Employee under the Plan if as a result the Target Award for that Award when aggregated with the Target Award for any other Award granted to such Eligible Employee in the same financial year of the Company would exceed the higher of 150% of such Eligible Employee’s base salary or 75% of such Eligible Employee’s base salary plus target bonus and where relevant, target bonus shall be determined for these purposes by the Trustees in their absolute discretion having first consulted the Board.

4.	MANNER OF RELEASE OF SHARES OR EXERCISE OF AWARDS

4.1	If the Trustees determine that any the performance conditions imposed by the Trustees on the grant of an Award have been satisfied, and subject to clauses 6 and 7, the Trustees shall on or within one month after the Release Date release to a Participant the number of Shares available for release under the Award determined in accordance with clauses 5 and 8 in which case:

(a)	the Trustees shall inform the Participant within 28 days of such release; and

Lovells

(b)	the Participant shall become beneficially entitled to such Shares and shall have the right to receive all dividends paid to the Trustees on such Shares on or after the Release Date (net of any tax payable on such dividends by the Trustees) and the right to direct the Trustees as to voting in respect of such shares and the Trustees shall vote in accordance with any such instructions.

PROVIDED THAT:

(a)	if the Trustees or a Participant are restricted by statute, order, regulation or otherwise (including a restriction resulting from the application of the Model Code for transactions in securities by directors or any comparable code adopted by the Company) from releasing or receiving Shares the Trustees shall release the Shares available for release on or within one month after the lifting of such restrictions;

(b)	if the Trustees so require, the Participant shall enter into an election to be made jointly with his Employing Company pursuant to section 431 of the Income Tax (Earnings and Pensions) Act 2003 for the Shares to be treated as if they are not restricted securities for the purposes of Chapter 2, Part 7, Income Tax (Earnings and Pensions) Act 2003;

(c)	subject to clause 4.3, the Participant shall pay in such manner as the Trustees may from time to time prescribe any such additional amount of which the Trustees may notify the Participant in respect of any deduction on account of tax or similar liabilities as may be required by law which may arise on the release of Shares to him;

(d)	subject to clause 4.3, if the Participant has entered into a NIC Agreement under clause 2.10 the Participant shall pay in such manner as the Trustees may from time to time prescribe the amount of any Employer’s NICs, of which the Trustees shall notify the Participant, to his Employing Company in accordance with such NIC Agreement; and

(e)	any Shares available for release which are not released on or within one month after the Release Date or such later date for release as provided for under paragraph (a) above shall cease to be available for release.

4.2	If the Trustees determine that any performance conditions imposed by the Trustees on the grant of an Award have been satisfied and subject to clauses 6 and 7, an Award may be exercised on one occasion only by a Participant at any time within its Exercise Period by the Participant giving notice in writing to the Trustees at their registered office in such form as may be prescribed by the Trustees from time to time. Such notice shall be signed by the Participant and shall specify the number of Shares in respect of which the Award is being exercised. The Participant shall:

(a)	supply with such notice:

(i)	the deed evidencing the grant of the relevant Award for cancellation or amendment;

(ii)	if the Trustees so require, an election signed by the Participant to be made jointly with his Employing Company pursuant to section 431 of the Income Tax (Earnings & Pensions) Act 2003 for the Shares to be treated as if they are not restricted securities for the purposes of Chapter 2, Part 7, Income Tax (Earnings & Pensions) Act 2003; and

(iii)	any other documentation the Trustees may request;

Lovells

(b)	pay any Exercise Price for such Shares in such manner as the Trustees may from time to time prescribe; and

(c)	subject to clause 4.3, pay in such manner as the Trustees may from time to time prescribe any such additional amount of which the Trustees may notify the Participant in respect of any deduction on account of tax or similar liabilities as may be required by law which may arise on exercise of the Award; and

(d)	subject to clause 4.3, if the Participant has entered into a NIC Agreement under clause 2.10 pay in such manner as the Trustees may from time to time prescribe the amount of any Employer’s NICs, of which the Trustees shall notify the Participant, to his Employing Company in accordance with such NIC Agreement.

An Award (or part thereof) shall be deemed to have been exercised on the date when such notice together with a payment of any aggregate Exercise Price due and any such additional amount (or documentation evidencing arrangements to pay such additional amount), the deed evidencing the grant of an Award and any other documents requested by the Trustees are received by them.

4.3	The Trustees may sell, or procure the sale of, such number of Shares which have been released to a Participant or in respect of which his Award is exercised to meet any obligation to deduct tax, employee’s social security contributions or Employer’s NICs (if the Participant has entered into a NIC Agreement under clause 2.10), arising in respect of the release of Shares under his Award to the Participant or the exercise of his Award by the Participant.

4.4	The Trustees shall within 30 days after the date of the release of Shares to a Participant or the exercise of an Award transfer or procure the transfer of the appropriate number of Shares to the Participant (or to his nominee at the Participant’s written direction) and shall procure delivery to the Participant (or to his nominee, as appropriate) of a definitive share certificate in respect thereof (or such other evidence of allotment and issue as may be prescribed by the Board where such allotment and issue is by means of a relevant system, as defined in Regulation 2(1) of the Uncertificated Securities Regulations 2001).

5.	LIMITATIONS ON RELEASE OF SHARES OR EXERCISE OF AWARDS

5.1	Without prejudice to the following provisions of this clause 5, and subject as provided in clauses 6 and 7, Shares under an Award may be released to a Participant who has ceased to be an Eligible Employee or an Award may be exercised by a Participant who has ceased to be an Eligible Employee.

5.2	Subject to clause 8, the release of Shares under an Award or the exercise of an Award by a Participant and, if relevant, the extent to which the Shares under the Award may be so released or over which it may be so exercised shall be conditional on the Trustees being satisfied that such performance condition as imposed by them on the Award Date in accordance with clause 2.2 shall have been fulfilled PROVIDED THAT the Trustees may in their absolute discretion having consulted the Board waive such performance condition if they consider in their absolute discretion that there are exceptional circumstances which would justify such a waiver.

6.	TIME FOR RELEASE OF SHARES OR EXERCISE OF AWARDS

6.1	Subject to clause 5 and unless Shares under an Award may be released before its Release Date or an Award may be exercised before the start of its Exercise Period under clauses 6.2, 6.3 and 6.4 and 7, Shares under an Award may only be released on or within one month after its Release Date or an Award may only be exercised during its Exercise Period. Any Award in respect of which Shares are not so released or which is not so exercised shall lapse.

Lovells

6.2	Subject to clauses 5 and 8, if a Participant dies either the Trustees shall release to his personal representatives the Shares available for release under his Award or as soon as reasonably practicable or his personal representative(s) may exercise his Award at any time before the earlier of the expiry of its Exercise Period and the expiry of the period of six months from the date of his death. Any Award in respect of which Shares are not so released or which is not so exercised shall lapse.

6.3	Subject to clauses 5 and 8, if a Participant ceases to be employed by the Group by reason of:

(a)	injury;

(b)	disability;

(c)	ill health;

(d)	dismissal for redundancy within the meaning of the Employment Rights Act 1996;

(e)	retirement on or after his Retirement Date;

(f)	the company by which he is employed ceasing to be a member of the Group; or

(g)	the undertaking in which he is employed being transferred to a transferee which is not a member of the Group,

either the Trustees shall release to the Participant the Shares available for release under his Award on its Release Date or the Participant may exercise his Award at any time before the earlier of the expiry of its Exercise Period and the later to expire of: six months from the date of such cessation; or six months beginning on the third anniversary of the Award Date PROVIDED THAT if a Participant ceases to be employed by the Group before the third anniversary of the Award Date other than by reason of retirement on or after his Retirement Date the Trustees may in their absolute discretion having first consulted the Board and depending on the form of the Award either:

(a)	release the Shares available for release under his Award to the Participant within one month from the date of such cessation; or

(b)	determine that the Award may become exercisable for a period of six months from any date beginning on the date of such cessation up to the third anniversary of such Award Date.

Any Award in respect of which Shares are not so released or which is not so exercised shall lapse.

6.4	Subject to clauses 5 and 8, if a Participant ceases to be employed by the Group for any reason other than one of the events specified in clauses 6.2 or 6.3, his Award shall lapse unless the Trustees in their absolute discretion, having first consulted the Board, determine otherwise in which case either:

(a)	the Trustees shall release to the Participant the Shares available for release under his Award on its Release Date; or

(b)	the Participant may exercise his Award at any time before the earlier of the expiry of its Exercise Period and the later to expire of: six months from the date of such cessation; or six months beginning on the third anniversary of the Award Date,

PROVIDED THAT if a Participant ceases to be employed by the Group before the third anniversary of the Award Date, the Trustees may in their absolute discretion, having first consulted the Board and depending on the form of the Award, either:

(a)	release the Shares available for release under his Award to the Participant within one month from the date of such cessation; or

Lovells

(b)	determine that the Award may become exercisable for a period of six months from any date beginning on the date of such cessation up to the third anniversary of such Award Date.

Any Award in respect of which Shares are not so released or which is not so exercised shall lapse.

6.5	For the purposes of this clause 6, where a Participant’s employment is terminated without notice or on terms in lieu of notice it shall be deemed to cease on the date on which the termination takes effect and where such employment is terminated with notice it shall be deemed to cease upon the date on which that notice expires.

7.	TAKEOVERS AND LIQUIDATION

7.1	Clause 7.2 shall apply:

(a)	if any person obtains Control of the Company as a result of making:

(i)	a general offer to acquire the whole of the issued share capital of the Company (other than that which is already owned by such person) made on a condition such that if it is satisfied the person making the offer will have Control of the Company; or

(ii)	a general offer to acquire all the Shares (or such Shares as are not already owned by such person); or

(b)	if under section 425 of the Companies Act 1985 the Court sanctions a compromise or arrangement between the Company and its creditors or its members which, if it becomes effective, will result in a person obtaining Control of the Company.

7.2	Subject to clauses 5 and 8, and depending on the form of the Award either:

(a)	the Trustees shall release the Shares available for release under his Award to a Participant during the appropriate period as defined in clause 7.3; or

(b)	a Participant may exercise his Award at any time before the earlier of the expiry of its Exercise Period and the expiry of the appropriate period as defined in clause 7.3.

Any Award in respect of which Shares are not so released or which is not so exercised shall lapse.

7.3	The appropriate period referred to in clause 7.2 is:

(a)	in a case falling within clause 7.1(a), a period commencing on the date when the person making the offer has obtained Control of the Company and any condition subject to which the offer is made is satisfied and ending on the earlier of:

(i)	six months after such date; and

(ii)	30 days before the last date on which the person making the offer is permitted to issue a notice pursuant to section 429 of the Companies Act 1985; and

(b)	in a case falling within clause 7.1(b), a period of six months commencing with the date when the Court sanctions the compromise or arrangement.

Lovells

7.4	Subject to clauses 5 and 8, if the Company gives notice of a general meeting to consider a resolution for the voluntary winding up of the Company (the “resolution”), and depending on the form of the Award either:

(a)	the Trustees shall release the Shares available for release under his Award to the Participant; or

(b)	a Participant may exercise his Award at any time before the earlier of the expiry of its Exercise Period and the date the resolution is duly passed, defeated or withdrawn,

PROVIDED THAT any release of Shares under an Award or exercise of an Award pursuant to this clause 7.4 shall be conditional upon the resolution being duly passed. If the resolution is defeated or withdrawn, the Award shall be unaffected. If the Trustees release the Shares under his Award to a Participant or a Participant exercises his Award pursuant to this clause 7.4 he shall be entitled to share in the assets of the Company with existing holders of the Shares in the same manner as if the Shares had been registered in his name before the resolution was passed.

7.5	Subject to clauses 5 and 8, if, in the opinion of the Trustees, the Company will be affected by any demerger, dividend in specie, special dividend or other transaction which will adversely affect the current or future value of any Award, the Trustees may depending on the form of the Award, acting fairly, reasonably and objectively, release the Shares available for release under all such Awards to Participants on such event happening or allow all such Awards to be exercised conditionally on such event happening.

7.6	On the commencement of any liquidation of the Company (subject to clause 7.4 and otherwise than in connection with a compromise or arrangement as referred to in clause 7.1(b)) the Award shall lapse.

8.	EXTENT TO WHICH SHARES UNDER AN AWARD ARE AVAILABLE FOR RELEASE OR AN AWARD IS EXERCISABLE ON CESSATION OF EMPLOYMENT, TAKEOVER AND LIQUIDATION

If pursuant to clauses 6 or 7 either:

(a)	the Trustees may release Shares to a Participant under his Award or;

(b)	a Participant is permitted to exercise his Award

the maximum number of Shares which may be released by the Trustees under his Award or over which the Participant may exercise his Award is calculated in accordance with the following formula (rounded down to the nearest whole Share), unless the Trustees in their absolute discretion, having first consulted the Board, permit him to acquire a greater number of Shares.

A x B

       C

Where	A =	the number of Shares originally subject to the Award;

	B =	the number of completed calendar months which have elapsed from the Award Date (including the calendar month in which the Award Date falls) to: the date of cessation of employment; the time when Control is obtained under clause 7.1; or the passing of the resolution in 7.4 as the case may be; and

	C =	36 calendar months.

Lovells

9.	VARIATIONS IN THE SHARE CAPITAL OF THE COMPANY

9.1	Subject to clause 9.2, in the event of any increase or variation of the share capital of the Company (whenever effected) by way of capitalisation, rights issue, sub-division, consolidation or reduction of capital or any other method, the Trustees may make such adjustment as they consider appropriate to the number of Shares subject to any Award.

9.2	Any adjustment under clause 9.1 shall be subject to the Auditors confirming that such adjustment is in their opinion fair and reasonable.

9.3	The Trustees shall give notice in writing to a Participant of any adjustment made pursuant to clause 9.1 as soon as practicable following the making of such adjustment. The Trustees shall be entitled to call in the deed evidencing the grant of an Award affected by such adjustment for endorsement or replacement as they may consider appropriate.

10.	ADMINISTRATION OF THE PLAN

10.1	The Plan shall be administered by the Trustees whose decision on any matter connected with the Plan shall be final and binding.

10.2	The Trustees shall determine any dispute about the rights and obligations of any person under the Plan or any question concerning the construction or effect of the Plan or any other question in connection with the Plan and their determination shall be final and binding on all persons.

10.3	The Board may from time to time make recommendations to the Trustees with regard to the making of Awards, the choice of Participants, performance conditions, Release Dates or Exercise Periods. The Trustees shall consider all such recommendations but shall not be bound to follow such recommendations nor shall the Trustees be required to give reasons for any refusal to follow them.

10.4	The provisions of the Company’s articles of association for the time being with regard to the service of notices upon members of the Company shall apply mutatis mutandis to any notice to be given by the Company under the Plan to Participants and all notices to be given to the Company under the Plan shall be delivered or sent by post to the Company at its registered office.

11.	AMENDMENT OF THE PLAN

11.1	Subject to clauses 11.2 and 11.4, the Trustees, having first consulted the Board, shall at any time be entitled to amend by resolution all or any of the provisions of the Plan.

11.2	Subject to:

(a) any adjustment made pursuant to clause 9; and

(b) clause 11.3;

the definitions of “Eligible Employee”, “Exercise Price” and “Target Award”, the limits in clause 3, clause 9 and this clause 11 and the rights attaching to Shares transferred under the Plan shall not be amended to the advantage of existing or future Participants without the prior approval by ordinary resolution of the members of the Company in general meeting.

11.3	Clause 11.2 shall not apply to any amendment which:

(a)	is necessary to take account of a change in legislation or to obtain or maintain favourable taxation, exchange control or regulatory treatment of the Company, any Subsidiary or any Participant; or

Lovells

(b)	is a minor amendment which is necessary or desirable to benefit or facilitate the administration of the Plan.

11.4	No amendment shall be made pursuant to clause 11.1 which would prejudice the subsisting rights of existing Participants in any manner unless it is made:

(a)	with the prior written consent of existing Participants entitled to the release of Shares or to exercise Awards in respect of at least three-quarters of the total number of Shares over which Awards shall at that time be subsisting; or

(b)	by a resolution at a meeting of such Participants passed by not less than three quarters of the Participants who attend and vote either in person or by proxy,

and for the purposes of this clause 11.4 the Participants shall be treated as if they are the holders of a separate class of share capital and the provisions of the articles of association of the Company relating to class meetings shall apply mutatis mutandis.

11.5	Notwithstanding any other provisions of the Plan the Trustees may, in respect of Awards granted to Eligible Employees who are or may become subject to taxation outside the United Kingdom on their remuneration, amend the provisions to the Plan and the terms of Awards as they consider necessary or desirable to take account of, mitigate or comply with relevant overseas taxation, securities or exchange control laws PROVIDED THAT the terms of Awards granted to such Eligible Employees are not overall more favourable than those of Awards granted to other Eligible Employees.

12.	GENERAL PROVISIONS

12.1	The rights and obligations of any Participant under the terms of his office or employment with any member of the Group shall not be affected by his participation in the Plan or any right which he may have to participate in it. The Plan shall not entitle a Participant to any right to continued employment or any additional right to compensation in consequence of the termination of his employment.

12.2	Any liability of a Participant to taxation or social security contributions or similar liabilities in respect of an Award shall be for the account of the relevant Participant. The Trustees may make an Award and the transfer of Shares pursuant to it conditional on the Participant complying with arrangements specified by the Trustees for the payment of any taxation, employee’s social security contributions or Employer’s NICs (including, without limitation, the deduction of taxation at source).

12.3	In any matter in which they are required to act under the Plan, the Auditors shall be deemed to be acting as experts and not as arbitrators.

12.4	Any notice or other communication under or in connection with the Plan may be given by personal delivery or by sending the same by post in the case of a company to its registered office, in the case of the Trustees, to their registered address and in the case of an individual to his last known address, or, where he is a director or employee of any member of the Group, either to his last known address or to the address of the place of business at which he performs the whole or substantially the whole of the duties of his office or employment. Where a notice or other communication is given by first-class post, it shall be deemed to have been received 48 hours after it was put into the post properly addressed and stamped.

12.5	Every Award shall be subject to the condition that no Shares shall be released to or transferred to a Participant following the release of Shares under Award or the exercise of

Lovells

an Award if such release or transfer would be contrary to any enactment or regulation for the time being in force of the United Kingdom or any other country having jurisdiction in relation thereto. The Trustees shall not be bound to take any action to obtain the consent of any government or authority to such transfer or to take any action to ensure that any such transfer shall be in accordance with any enactment or regulation if such action could in the opinion of the Trustees be unduly onerous.

12.6	The Plan shall be governed and construed in accordance with English law.

Lovells

THE BARCLAYS GROUP (PSP) EMPLOYEES’ BENEFIT TRUST

RESOLUTION OF BAILHACHE LABESSE TRUSTEES LIMITED IN ITS CAPACITY AS TRUSTEE OF THE BARCLAYS GROUP (PSP) EMPLOYEES’ BENEFIT TRUST (THE “TRUST”) (THE “TRUSTEE”) .

Adoption of Appendix to Rules – Barclays Group Performance Share Plan (the “PSP”)

IT IS NOTED that the Trustee is in receipt of an appendix to the rules of the PSP (the “Appendix”).

IT IS FURTHER NOTED that the rules of the PSP were adopted by the Trustee on 19 May 2005.

After due consideration and in exercise of the Trustee’s discretion IT IS RESOLVED to adopt the Appendix, a copy of which is attached to and forms part of this resolution.

BAILHACHE LABESSE TRUSTEES LIMITED

AS TRUSTEE OF THE BARCLAYS GROUP (PSP) EMPLOYEES’ BENEFIT TRUST

Authorised Signatory	Authorised Signatory

Date: 14 September 2005

BARCLAYS PLC

APPENDIX TO THE

RULES

of the

BARCLAYS PLC

PERFORMANCE SHARE PLAN

APPLICABLE TO THE GRANT OF PROVISIONAL ALLOCATIONS

UNDER CLAUSE 2.1(a) OF THE PLAN

Lovells

Lovells

APPENDIX TO THE RULES OF THE BARCLAYS PLC PERFORMANCE SHARE PLAN APPLICABLE TO

THE GRANT OF PROVISIONAL ALLOCATIONS UNDER CLAUSE 2.1(A) OF THE PLAN

1.	DEFINITIONS AND INTERPRETATION

1.1	In the Plan:

“Adoption Date” means 28 April 2005;

“Announcement Date” means the date on which the Company announces its annual, half yearly or, if relevant, quarterly results in any year within the Operative Period;

“Any Other Executive Plan” means any employees’ share scheme approved by the members of the Company in general meeting other than the Plan which provides for the acquisition of or subscription for shares in the Company by or on behalf of selected employees and/or directors and which is not linked to an SAYE contract;

“Any Other Plan” means any employees’ share scheme approved by the Company in general meeting other than the Plan which provides for the acquisition of or subscription for shares in the Company by or on behalf of employees and/or directors;

“Auditors” means the auditors for the time being of the Company or such other independent, suitably qualified person as the Trustees may from time to time nominate;

“Award” means a provisional allocation of Shares granted pursuant to clause 2.1(a) the Plan and “awarded” shall be construed accordingly;

“Award Date” means in relation to an Award the date specified as such by the Trustees in the Award Letter;

“Award Letter” means a letter containing the information specified in clause 2.2 in such form as may be prescribed from time to time by the Trustees, sent by the Trustees to a Participant informing the Participant of the grant of an Award to him;

“BGI” means Barclays Global Investors UK Holdings Limited;

“BGI Plan” means the Barclays Global Investors Equity Ownership Plan adopted by the Company on 26 April 2000;

“BGI Shares” means “A” Ordinary Shares in the capital of BGI;

“Barclays Bank” means Barclays Bank PLC;

“Board” means the board of directors for the time being of the Company or a duly appointed committee thereof PROVIDED THAT if any person obtains Control of the Company, the Board or the relevant committee as appropriate shall mean the members of the Board or such committee as the case may be immediately before such Control is obtained;

“Company” means Barclays PLC (registered no. 48839);

“Control” means control of a company within the meaning of section 840 of the Income and Corporation Taxes Act 1988 and a person shall be deemed to have control of a company if he and others acting in concert with him have together obtained control of a company within such meaning;

“Dealing Day” means a day on which transactions take place on the London Stock Exchange;

“Eligible Employee” means an employee of any member of the Group, including such an employee who is also an executive director, but excluding any person who has less than six months service to complete before his Retirement Date;

“Grant Period” means the period of:

(a)	three months following the Adoption Date; and

(b)	42 Dealing Days following:

(i)	the Dealing Day immediately following an Announcement Date PROVIDED THAT if the Trustees or any Eligible Employees are restricted by statute, order, regulation or otherwise (including a restriction resulting from the application of the Model Code for transactions in securities by directors or any comparable code adopted by the Company) from granting or in the case of Eligible Employees receiving Awards within such period, the Trustees may grant Awards within the period of 42 Dealing Days after the lifting of such restrictions;

(ii)	any date on which changes to the legislation affecting executive share award plans (not being savings-related share option plans) is announced or made; or

(iii)	any time when the Trustees, having first consulted the Board, resolve that exceptional circumstances exist which justify the grant of Awards;

“Group” means the Company and all of its Subsidiaries and the expression “member of the Group” shall be construed accordingly;

“London Stock Exchange” means the London Stock Exchange plc;

“Operative Period” means the period of ten years commencing on the Adoption Date;

“Participant” means an Eligible Employee who has been granted an Award or, where applicable, his personal representative;

“Plan” means the Barclays PLC Performance Share Plan approved by shareholders on the Adoption Date and as constituted by its rules;

“Release Date” means the date (or dates) specified in an Award Letter being a date (or dates) which is at least three years from the Award Date unless the Trustees determine otherwise on or after which Shares awarded to a Participant may in the absolute discretion of the Trustees be released to a Participant;

“Retirement Date” means the earliest date on which or age at which an Eligible Employee can be required to retire by any member of the Group or, if sooner, the date on which or age at which he has agreed to take early retirement;

“Shares” means ordinary shares in the capital of the Company (or such other class of shares as may represent the same as a result of any reorganisation, reconstruction or other variation of the share capital of the Company to which the provisions of the Plan may apply from time to time) PROVIDED THAT if such shares under an Award are to be released at any time when the Trustees do not hold such shares in the Company as a result of a corporate event described in clause 9, references to “Shares” in clauses 3, and 5 to 10 inclusive shall include any consideration received by the Trustees for any such shares under an Award which may otherwise have been released;

Lovells

“Subsidiary” means any company over which for the time being the Company has Control and which is a subsidiary of the Company within the meaning of section 736 of the Companies Act 1985;

“Target Award” means the expected value of an Award determined by the Trustees for the purposes of granting an Award to an Eligible Employee who they have selected in their absolute discretion to participate in the Plan PROVIDED THAT such expected value shall be:

(a)	based on market competitive practice for comparable positions differentiated to reflect individual performance; and

(b)	used by the Trustees having first consulted the Board to determine:

(i)	the objective performance measures applicable to the release of Shares under the Award; and

(ii)	the maximum number of Shares over which the Award may be granted;

“Trust” means the Barclays Group (PSP) Employees’ Benefit Trust established by the Trust Deed;

“Trust Deed” means the trust deed made between Barclays Bank (1) and Mourant & Co Trustees Limited (2) on 5 August 1996 as amended from time to time;

“Trustees” means the trustee or trustees for the time being of the Trust; and

“UK Listing Authority” means the UK Listing Authority within the meaning given to that expression in the Listing Rules made by the Financial Services Authority pursuant to its appointment as the relevant competent authority under the Official Listing of Securities (Change of Competent Authority) Regulations 2000.

1.2	Any reference in the Plan to a statutory provision shall include a reference to that provision as amended or re-enacted from time to time. Where the context permits the singular shall include the plural and vice versa and the masculine gender shall include the feminine.

1.3	If there is any conflict between the provisions of the Trust Deed and the provisions of the Plan, the provisions of the Trust Deed shall prevail.

2.	GRANT OF AWARDS

2.1	Subject to the limitations specified in this clause 2 and in clause 4, the Trustees may in their absolute discretion having first consulted the Board during any Grant Period grant any Eligible Employee an Award in accordance with the rules of the Plan or on such other terms and conditions as the Trustees may determine.

2.2	The Trustees shall as soon as reasonably practicable on or after the Award Date notify the Eligible Employee of the grant of the Award in writing in an Award Letter. The Award Letter shall specify:

(a)	the number of Shares in respect of which the Award is granted or the formula by which such number may be found;

(b)	the Award Date;

(c)	the Release Date; and

Lovells

(d)	any performance conditions imposed by the Trustees for the purpose of clause 5 which must be satisfied before the Trustees may consider releasing Shares under an Award to the Participant.

2.3	The grant of an Award shall not in any circumstances whatsoever:

(i)	constitute the acquisition by a Participant of an interest in the Shares awarded to him, or a right to acquire the Shares awarded to him;or

(ii)	entitle a Participant to claim any interest in the Trust fund or to compel the Trustees to pay or apply any of the capital or income comprised in the Trust Fund to or for the benefit of a Participant.

2.4	A Participant shall not be entitled to any dividends or other distributions made in respect of the Shares awarded to him. A Participant shall have no right to vote in respect of the Shares subject to his Award, unless and until Shares under his Award are released to him. There shall be no consideration payable for the grant of an Award.

2.5	No Award shall be granted under the Plan after the expiry of the Operative Period.

3.	DIVIDENDS

3.1	The Trustees may, in their absolute discretion, apply any dividends (net of any tax payable in respect of such dividends by the Trustees) which it receives in respect of any Shares which are available for release under any Award to purchase further Shares.

3.2	The Trustees may in their absolute discretion release such further Shares acquired pursuant to paragraph 3.1 (or Shares received by the Trustees as a result of the Trustees electing to receive any scrip dividend offered by Barclays) to a Participant at the same time as the release of any Shares available for release on the Release Date.

4.	LIMITATIONS ON AWARDS

4.1	No Shares shall be issued to the Trustees to be held for the purposes of the Plan if this will result in the number of Shares which have been issued to the Trustees for such purposes during the previous ten years when aggregated with any other Shares issued or capable of being issued by way of subscription out of profits and with any other Shares issued or capable of being issued by way of subscription on the release of Shares awarded or exercise of options granted during the previous ten years under:

(a)	Any Other Plan exceeding ten per cent of the Company’s ordinary share capital then in issue; and

(b)	Any Other Executive Plan exceeding five per cent of the amount of the Company’s ordinary share capital then in issue.

PROVIDED THAT for the purpose of applying the limits set out in clauses 4.1(a) and (b) the number of Shares which may be issued to the Trustees to be held for the purposes of the Plan shall be reduced by the number of notional Shares determined by the Board in the manner set out in clause 4.2.

4.2	For the purposes of the proviso to clause 4.1:

(a)	the Board shall compute the number of BGI Shares which have been acquired on exercise of options granted under the BGI Plan in the relevant period or in respect of which options under the BGI Plan are currently outstanding (less any BGI Shares issued on the exercise of options granted under the BGI Plan but subsequently purchased by Barclays Bank or any other member of the Group); and

Lovells

(b)	the Board shall subject to such adjustment or variation as the Board shall in its absolute discretion consider appropriate convert such BGI Shares into a number of notional Shares by the application in relation to each such acquisition of or grant of options over, BGI Shares of the formula:

A x B = D where:

    C

A	is the number of BGI Shares acquired by or under option to each relevant employee;

B	is the price per BGI Share at which such employee acquired or may acquire such number of BGI Shares;

C	is if and for so long as the Shares are admitted to the Official List of the UK Listing Authority the greater of the market value of a Share:

(a)	on the date of grant of such options; and

(b)	on the date of any determination by the Board for the purposes of this clause 4.2,

calculated by the Board by reference to the middle-market quotations of a Share as derived from the Daily Official List of the UK Listing Authority or if the Shares are not so admitted on such other basis as the Board shall determine in its absolute discretion;

D	is the number of notional Shares represented by the BGI Shares acquired in the relevant period or in respect of which options are currently outstanding under the BGI Plan for the purposes of the proviso to clause 4.1.

4.3	No Award shall be granted to an Eligible Employee under the Plan if as a result the Target Award for that Award when aggregated with the Target Award for any other Award granted to such Eligible Employee in the same financial year of the Company would exceed the higher of 150% of such Eligible Employee’s base salary or 75% of such Eligible Employee’s base salary plus target bonus and where relevant, target bonus shall be determined for these purposes by the Trustees in their absolute discretion having first consulted the Board.

5.	RELEASE OF SHARES AND RELEASE OF SHARES ON THE RELEASE DATE

5.1	Subject to clauses 5.4 and 5.5, the Trustees shall determine in their absolute discretion having first consulted the Board whether or not: on any Release Date; if a Participant ceases to be employed by a member of the Group as described in clause 7; or if there is a corporate event as described in clause 8,:

(a)	in relation to clauses 4.2 and 8 only the Participant is an employee of the Barclays Group; and

(b)	any performance conditions set when the Award was granted pursuant to clause 2.2 (or such other performance condition which may be set from time to time by the Trustees after consultation with the Board) have been satisfied PROVIDED THAT the Trustees may in their absolute discretion having consulted the Board waive such performance conditions if they consider in their absolute discretion that there are exceptional circumstances which would justify such a waiver.

Lovells

5.2	Subject to clauses 5.4 and 5.5, if the Trustees determine on any Release Date that clauses 5.1(a) and (b) are satisfied, the Trustees may release to the Participant in accordance with clause 6 the number of Shares specified in the Award Letter as available for release to the Participant on or as soon as reasonably practicable after the relevant Release Date, including any Shares acquired by the Trustees as described in clause 3.

5.3	Subject to clauses 5.4 and 5.5, if the Trustees determine on any Release Date that clauses 5.1(a) and (b) are not satisfied, the Trustees may in their absolute discretion release to the Participant in accordance with clause 6:

(a)	the number of Shares specified as available for release to the Participant on or after the Release Date together with any Shares acquired by the Trustees pursuant to clause 3; or

(b)	a lower number of such Shares; or

(c)	no Shares at all.

5.4	If the Trustees or a Participant are restricted by statute, order, regulation or otherwise (including a restriction resulting from the application of the Model Code for transactions in securities by directors or any comparable code adopted by the Company) from releasing or receiving Shares the Trustees shall only consider the release of Shares to a Participant on or within one month after the lifting of such restrictions;

5.5	Notwithstanding anything in the Plan to the contrary Shares under Award shall be actually or constructively received by a Participant by the later of:

(a)	the date that is 2 1/2 months from the end of the Participant’s first taxable year in which Trustees determine in their absolute discretion to release Shares under an Award to the Participant; or

(b)	the date that is 2 1/2 months from the end of the Company’s first taxable year in which the Trustees determine in their absolute discretion to release Shares under an Award to the Participant.

6.	MANNER OF RELEASE OF SHARES AND RIGHTS OF A PARTICIPANT ON RELEASE

6.1	If the Trustees determine that Shares shall be released to a Participant pursuant to clauses 5, 8 or 9, the Trustees shall as soon as reasonably practicable release to a Participant the number of Shares available for release under the Award determined in accordance with clauses 5, 8, 9 and 10 in such form and manner as the Trustees shall from time to time prescribe in which case:

(a)	the Trustees shall inform the Participant of the release of Shares to him within 28 days of such release; and

(b)	the Participant shall from the date of such determination become beneficially entitled to such Shares and shall have the right to receive all dividends paid to the Trustees on such Shares on or after their release (net of any tax payable on such dividends by the Trustees) and the right to direct the Trustees as to voting in respect of such Shares and the Trustees shall vote in accordance with any such instructions.

PROVIDED THAT:

(a)	if the Trustees so require, the Participant shall enter into an election to be made jointly with his Employing Company pursuant to section 431 of the Income Tax (Earnings and Pensions) Act 2003 for the Shares to be treated as if they are not restricted securities for the purposes of Chapter 2, Part 7, Income Tax (Earnings and Pensions) Act 2003;

Lovells

(b)	subject to clause 6.2, the Participant shall pay in such manner as the Trustees may from time to time prescribe any such additional amount of which the Trustees may notify the Participant in respect of any deduction on account of tax or similar liabilities as may be required by law which may arise on the release of Shares to him; and

(c)	any Shares which are not so released shall cease to be available for release.

6.2	The Trustees may sell, or procure the sale of, such number of Shares which have been released to a Participant or in respect of which his Award is exercised to meet any obligation of the Trustees, any member of the Group or any other person to deduct tax or employee’s social security contributions arising in respect of the release of Shares under his Award to the Participant.

6.3	The Trustees shall within 30 days after the date of the release of Shares to a Participant transfer or procure the transfer of the appropriate number of Shares to the Participant (or to his nominee at the Participant’s written direction) and shall procure delivery to the Participant (or to his nominee, as appropriate) of a definitive share certificate in respect thereof (or such other evidence of allotment and issue as may be prescribed by the Board where such allotment and issue is by means of a relevant system, as defined in Regulation 2(1) of the Uncertificated Securities Regulations 2001).

7.	LIMITATION ON RELEASE OF SHARES

Subject to clauses 5, 8 and 9, Shares under an Award may be released to a Participant who has ceased to be an Eligible Employee.

8.	RELEASE OF SHARES ON CESSATION OF EMPLOYMENT

8.1	Subject to clauses 5.1, 5.4, 5.5 and 10 unless Shares under an Award may be released before its Release Date under clauses 8.2, 8.3, 8.4 and 9, Shares under an Award may only be released on or as soon as reasonably practicable after its Release Date. Any Award in respect of which Shares are not so released shall lapse.

8.2	Subject to clauses 5.1, 5.4, 5.5 and 10, if a Participant dies the Trustees may having consulted the Board release to his personal representatives, his wife (or her husband), children under the age of 18 or step-children under the age of 18 the Shares available for release under his Award as soon as reasonably practicable after the Participant’s death. Any Award in respect of which Shares are not so released shall lapse.

8.3	Subject to clauses 5.1, 5.4, 5.5 and 10, if a Participant ceases to be employed by the Group by reason of:

(a)	injury;

(b)	disability;

(c)	ill health;

(d)	dismissal for redundancy within the meaning of the Employment Rights Act 1996;

(e)	retirement on or after his Retirement Date;

(f)	the company by which he is employed ceasing to be a member of the Group; or

Lovells

(g)	the undertaking in which he is employed being transferred to a transferee which is not a member of the Group,

the Trustees may having first consulted the Board release to the Participant the Shares available for release under his Award on or after the Release Date in accordance with clause 6 PROVIDED THAT if a Participant ceases to be employed by the Group before the Release Date other than by reason of retirement on or after his Retirement Date the Trustees may in their absolute discretion having first consulted the Board release the Shares available for release under his Award to the Participant as soon as reasonably practicable after the date of such cessation. Any Award in respect of which Shares are not so released shall lapse.

8.4	Subject to clauses 5.1, 5.4, 5.5 and 10, if a Participant ceases to be employed by the Group for any reason other than one of the events specified in clauses 8.2 or 8.3, his Award shall lapse unless the Trustees in their absolute discretion, having first consulted the Board, determine otherwise in which case the Trustees may release to the Participant the Shares available for release under his Award on or after the Release Date in accordance with clause 6 PROVIDED THAT if a Participant ceases to be employed by the Group before the Release Date, the Trustees may in their absolute discretion, having first consulted the Board release the Shares available for release under his Award to the Participant as soon as reasonably practicable after the date of such cessation. Any Award in respect of which Shares are not so released or which is not so exercised shall lapse.

8.5	For the purposes of this clause 8, where a Participant’s employment is terminated without notice or on terms in lieu of notice it shall be deemed to cease on the date on which the termination takes effect and where such employment is terminated with notice it shall be deemed to cease upon the date on which that notice expires.

9.	TAKE-OVER AND LIQUIDATION

9.1	Clause 9.2 shall apply:

(a)	if any person obtains Control of the Company as a result of making:

(i)	a general offer to acquire the whole of the issued share capital of the Company (other than that which is already owned by such person) made on a condition such that if it is satisfied the person making the offer will have Control of the Company; or

(ii)	a general offer to acquire all the Shares (or such Shares as are not already owned by such person); or

(b)	if under section 425 of the Companies Act 1985 the Court sanctions a compromise or arrangement between the Company and its creditors or its members which, if it becomes effective, will result in a person obtaining Control of the Company.

9.2	Subject to clauses 5.1, 5.4, 5.5 and 10, the Trustees may release the Shares available for release under his Award to a Participant at any time during the appropriate period as defined in clause 9.3. Any Award in respect of which Shares are not so released shall lapse.

9.3	The appropriate period referred to in clause 9.2 is:

(a)	in a case falling within clause 9.1(a), a period commencing on the date when the person making the offer has obtained Control of the Company and any condition subject to which the offer is made is satisfied and ending on the earlier of:

(i)	six months after such date; and

Lovells

(ii)	30 days before the last date on which the person making the offer is permitted to issue a notice pursuant to section 429 of the Companies Act 1985; and

(b)	in a case falling within clause 9.1(b), a period of six months commencing with the date when the Court sanctions the compromise or arrangement.

9.4	Subject to clauses 5.1, 5.4, 5.5 and 10, if the Company gives notice of a general meeting to consider a resolution for the voluntary winding up of the Company (the “resolution”) the Trustees shall release the Shares available for release under his Award to the Participant PROVIDED THAT any release of Shares under an Award pursuant to this clause 9.4 shall be conditional upon the resolution being duly passed. If the resolution is defeated or withdrawn, the Award shall be unaffected. If the Trustees release the Shares under his Award to a Participant pursuant to this clause 9.4 he shall be entitled to share in the assets of the Company with existing holders of the Shares in the same manner as if the Shares had been registered in his name before the resolution was passed.

9.5	Subject to clauses 5.1, 5.4, 5.5 and 10, if, in the opinion of the Trustees, the Company will be affected by any demerger, dividend in specie, special dividend or other transaction which will adversely affect the current or future value of any Award, the Trustees may depending on the form of the Award, acting fairly, reasonably and objectively, release the Shares available for release under all such Awards to Participants on such event happening.

9.6	On the commencement of any liquidation of the Company (subject to clause 9.4 and otherwise than in connection with a compromise or arrangement as referred to in clause 9.1(b)) the Award shall lapse.

10.	EXTENT TO WHICH SHARES UNDER AN AWARD MAY BE AVAILABLE FOR RELEASE ON CESSATION OF EMPLOYMENT, TAKE-OVER AND LIQUIDATION

If pursuant to clauses 8 or 9 the Trustees may release Shares to a Participant under his Award the maximum number of Shares which may be released by the Trustees under his Award is calculated in accordance with the following formula (rounded down to the nearest whole Share), unless the Trustees in their absolute discretion, having first consulted the Board, permit him to acquire a greater number of Shares.

A x B

       C

Where	A =	the number of Shares originally subject to the Award;

	B =	the number of completed calendar months which have elapsed from the Award Date (including the calendar month in which the Award Date falls) to: the date of cessation of employment; the time when Control is obtained under clause 9.1; or the passing of the resolution in 9.6 as the case may be; and

	C =	36.

11.	VARIATIONS IN THE SHARE CAPITAL OF THE COMPANY

11.1	Subject to clause 11.2, in the event of any increase or variation of the share capital of the Company (whenever effected) by way of capitalisation, rights issue, sub-division, consolidation or reduction of capital or any other method, the Trustees may make such adjustment as they consider appropriate to the number of Shares subject to any Award.

Lovells

11.2	Any adjustment under clause 11.1 shall be subject to the Auditors confirming that such adjustment is in their opinion fair and reasonable.

11.3	The Trustees shall give notice in writing to a Participant of any adjustment made pursuant to clause 11.1 as soon as practicable following the making of such adjustment. The Trustees shall be entitled to call in the deed evidencing the grant of an Award affected by such adjustment for endorsement or replacement as they may consider appropriate.

12.	ADMINISTRATION OF THE PLAN

12.1	The Plan shall be administered by the Trustees whose decision on any matter connected with the Plan shall be final and binding.

12.2	The Trustees shall determine any dispute about the rights and obligations of any person under the Plan or any question concerning the construction or effect of the Plan or any other question in connection with the Plan and their determination shall be final and binding on all persons.

12.3	The Board may from time to time make recommendations to the Trustees with regard to the making of Awards, the choice of Participants, performance conditions or Release Dates. The Trustees shall consider all such recommendations but shall not be bound to follow such recommendations nor shall the Trustees be required to give reasons for any refusal to follow them.

12.4	The provisions of the Company’s articles of association for the time being with regard to the service of notices upon members of the Company shall apply mutatis mutandis to any notice to be given by the Company under the Plan to Participants and all notices to be given to the Company under the Plan shall be delivered or sent by post to the Company at its registered office.

13.	AMENDMENT OF THE PLAN

13.1	Subject to clause 13.2, the Trustees, having first consulted the Board, shall at any time be entitled to amend by resolution all or any of the provisions of the Plan.

13.2	Subject to:

(a)	any adjustment made pursuant to clause 11; and

(b)	clause 13.3;

the definitions of “Eligible Employee” and “Target Award”, the limits in clause 4, clause 11 and this clause 13 and the rights attaching to Shares transferred under the Plan shall not be amended to the advantage of existing or future Participants without the prior approval by ordinary resolution of the members of the Company in general meeting.

13.3	Clause 13.2 shall not apply to any amendment which:

(a)	is necessary to take account of a change in legislation or to obtain or maintain favourable taxation, exchange control or regulatory treatment of the Company, any Subsidiary or any Participant; or

(b)	is a minor amendment which is necessary or desirable to benefit or facilitate the administration of the Plan.

Lovells

13.4	Notwithstanding Notwithstanding any other provisions of the Plan the Trustees may, in respect of Awards granted to Eligible Employees who are or may become subject to taxation outside the United Kingdom on their remuneration, amend the provisions to the Plan and the terms of Awards as they consider necessary or desirable to take account of, mitigate or comply with relevant overseas taxation, securities or exchange control laws PROVIDED THAT the terms of Awards granted to such Eligible Employees are not overall more favourable than those of Awards granted to other Eligible Employees.

14.	GENERAL PROVISIONS

14.1	Terms of office or employment

The rights and obligations of any Participant under the terms of his office or employment with any member of the Group shall not be affected by his participation in the Plan or any right which he may have to participate in it. The Plan shall not entitle a Participant to any right to continued employment or any additional right to compensation in consequence of the termination of his employment.

14.2	Tax and other similar liabilities

Any liability of a Participant to taxation or social security contributions or similar liabilities in respect of an Award shall be for the account of the relevant Participant. The Trustees may make an Award and the transfer of Shares pursuant to it conditional on the Participant complying with arrangements specified by the Trustees for the payment of any taxation, employee’s social security contributions or Employer’s NICs (including, without limitation, the deduction of taxation at source).

14.3	Auditors as experts

In any matter in which they are required to act under the Plan, the Auditors shall be deemed to be acting as experts and not as arbitrators.

14.4	Notices

Any notice or other communication under or in connection with the Plan may be given by personal delivery or by sending the same by post in the case of a company to its registered office, in the case of the Trustees, to their registered address and in the case of an individual to his last known address, or, where he is a director or employee of any member of the Group, either to his last known address or to the address of the place of business at which he performs the whole or substantially the whole of the duties of his office or employment. Where a notice or other communication is given by first-class post, it shall be deemed to have been received 48 hours after it was put into the post properly addressed and stamped.

14.5	Regulation

Every Award shall be subject to the condition that no Shares shall be released to or transferred to a Participant following the release of Shares under Award if such release or transfer would be contrary to any enactment or regulation for the time being in force of the United Kingdom or any other country having jurisdiction in relation thereto. The Trustees shall not be bound to take any action to obtain the consent of any government or authority to such transfer or to take any action to ensure that any such transfer shall be in accordance with any enactment or regulation if such action could in the opinion of the Trustees be unduly onerous.

Lovells

14.6	Data Protection provisions

(a)	The Company and the Trustees will store and process information about a Participant on their computers and in other ways. By “information about a Participant” the Company and the Trustees mean personal information they have obtained from the Participant, the Group employing company and any other Group companies or other organisations in anticipation of a Participant’s participation in the Plan and during the term of the Plan.

(b)	The Company and the Trustees will use information about a Participant to manage and administer the Plan, give the Participant information about the Plan and his Award, to develop and improve their services to the Participant and other customers and to protect their interests. The Trustees agrees to apply the same levels of protection to information about a Participant as the Company is required to apply in the UK.

(c)	The Company and the Trustees may give information about a Participant and his participation in the Plan to the following:

(i)	a Participant’s Group employing company and it agents or service providers where disclosure is necessary to enable the Company or the Trustees to discharge their duties and obligations in the management and administration of the Plan (including any disclosure of information as may be necessary to enable the Group employing company to comply with the requirements of any relevant tax, social security or other governmental authority). (For the purposes of this clause “Group employing company” includes any company or other entity of the Group who may become the Participant’s employer during the term of the Plan and any other company or entity which has a duty to comply with any requirements imposed any relevant tax, social security or other governmental authority in connection with his participation in the Plan.)

(ii)	people who provide a service to the Company or the Trustees or are acting as their agents on the understanding that they will keep the information confidential.

(iii)	anyone to whom the Company or the Trustees transfers or may transfer its rights and duties under the Plan.

(iv)	where the Company or the Trustees has a duty to do so or if the law allows the Company or the Trustees to do so (including any relevant tax, social security or other governmental authority)

Otherwise the Company and the Trustees will keep information about a Participant confidential.

(d)	If the Company or the Trustees transfer your information to a service provider or agent in another country, they will make sure that the service provider or agent agrees to apply the same levels of protection as the Company and the Trustees are required to apply in the UK and other EU jurisdictions and to use information about a Participant only for the purpose of providing the service to the Company or the Trustees.

14.7	Governing Law

The Plan shall be governed and construed in accordance with English law.

Lovells